AS Apex

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the  reference  to our firm under the caption  "Independent  Auditors"  and to the  incorporation  by reference in this  Registration  Statement  (Initial  Registration  on Form S-2) of our report  dated  February 11,
2000,  included in the Annual  Report on Form 10-K of American  Skandia  Life  Assurance  Corporation  for the year ended  December 31, 1999  appearing  in the  Prospectus,  and to the use of our report  dated  February 11, 2000 on
American  Skandia  Life  Assurance  Corporation  Variable  Account  B - Class  1,  appearing  in the  Statement  of
Additional Information, which are part of this Registration Statement.

/s/Ernst & Young LLP

Hartford, Connecticut
February 13, 2001